Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) dated as of March 11, 2020 is made by and between Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), and the purchaser identified on the signature page hereto ( “Purchaser”).

RECITALS

A      Purchaser wishes to purchase, and the Company wishes to sell, at the Purchase Price and upon the terms and conditions stated in this Agreement, the number of shares of the Company’s Common Stock, no par value per share set forth opposite or below Purchaser’s name on Purchaser’s signature page to this Agreement (collectively, the “Purchased Shares”).

B.      The Company is offering and selling the Purchased Shares in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

C.      Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Purchased Shares (as defined in the Investor Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws and to provide certain additional rights.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

Article 1:
DEFINITIONS

1.1     Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, that notwithstanding the foregoing, as used herein, Purchaser shall not be deemed an Affiliate of the Company or any Subsidiary, and none of the Company and its Subsidiaries shall be deemed an Affiliate of Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments and certificates of determination thereto as the same may be amended from time to time.

“Audit Committee” has the meaning set forth in Section 3.1(v).

“Board” has the meaning set forth in Section 3.1(v).

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the State of California or City of New York are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Purchased Shares pursuant to this Agreement.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” means the Company’s common stock, no par value, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” has the meaning set forth in the Preamble.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means, with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Environmental Laws” has the meaning set forth in Section 3.1(k).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

“ERISA Affiliate”, as applied to the Company, means any Person under common control with the Company, who, together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Entity” has the meaning set forth in Section 3.2(j).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(s).

“Investor Rights Agreement” has the meaning set forth in the Recitals.

“Internal Controls” has the meaning set forth in Section 3.1(v).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement or the Investor Rights Agreement, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the Investor Rights Agreement; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in GAAP, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any applicable industry self-regulatory organization, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchaser, (D) changes, after the date hereof, in general economic, monetary or financial conditions, (E) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism and (G) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (F), to the extent that the effects of such changes have a disproportionate effect on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated companies generally.

“Material Contract” means any contract, agreement, plan or instrument of the Company or any Subsidiary that is required to be filed as an exhibit to the SEC Reports pursuant to Item 601 of Regulation S-K.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

“California Courts” means the state courts of the State of California located within the counties of Alameda and San Francisco and or the federal courts of the Northern District of California.

“Outside Date” means March 31, 2020.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and which (i) is maintained for employees of the Company or any of its ERISA Affiliates or (ii) has at any time during the last six (6) years been maintained for the employees of the Company or any current or former ERISA Affiliate.

“Permits” has the meaning set forth in Section 3.1(t).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, incorporated or unincorporated association, joint stock company, joint venture, sole proprietorship, government (or an agency or subdivision thereof), governmental authority or other entity of any kind.

“Purchase Price” means the product of (a) $3.75 multiplied by (b) the number of Purchased Share to be purchased by Purchaser under this Agreement.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registration Statement” means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale by Purchaser of the Registrable Securities (as defined in the Investor Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Required Approvals” has the meaning set forth in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shareholder Rights Plan” means that Rights Agreement dated as of January 23, 2013 by and between the Company and American Stock Transfer & Trust Company, as amended from time to time.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Investor Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Co., or any successor transfer agent the Company’s Common Stock.

Article 2:
PURCHASE AND SALE

2.1     Closing.

(a)     Purchase of Purchased Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, in exchange for the Purchase Price, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, the Purchased Shares.

(b)     Closing. The parties shall use their commercially reasonable best efforts to satisfy all conditions to Closing and to complete the Closing as soon as practicable. The Closing of the purchase and sale of the Purchased Shares shall take place at the San Francisco office of Sheppard Mullin Richter & Hampton LLP, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c)     Form of Payment. Unless otherwise agreed to by the Company and Purchaser, on the Closing Date, Purchaser shall wire the Purchase Price in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions.

2.2     Closing Deliveries.

(a)     At or prior to the Closing, the Company shall issue, deliver or cause to be delivered to Purchaser the following (the “Company Deliverables”):

(i)       Evidence that it has instructed the Transfer Agent to issue the Purchased Shares as of the date of the Closing, in the name of Purchaser;

(ii)      the Investor Rights Agreement, duly executed by the Company (which shall be delivered at the Closing);

(iii)     a certificate of the Secretary of the Company, in the form attached hereto as Exhibit C, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of the Purchased Shares, (b) certifying the current versions of the Articles of Incorporation and Bylaws, as amended and restated, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and

(iv)     a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, in the form attached hereto as Exhibit D, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b).

(b)     Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”) on or prior to the Closing Date:

(i)       A completed Investor Questionnaire in the form of Exhibit A to this Agreement;

(ii)      Investor Rights Agreement, duly executed by such Purchaser; and

(iii)     the Purchase Price.

Article 3:
REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to Purchaser that:

(a)     Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as disclosed in the SEC Reports and as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its articles or certificate of incorporation, bylaws or other organizational documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)     Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)     No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby do not and will not (i)  violate any provisions of the Company’s or any Subsidiary’s articles or certificate of incorporation or bylaws, (ii) constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, including the Shareholder Rights Plan, or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject, or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)     Filings, Consents and Approvals. Assuming the accuracy of Purchaser’s representation and warranties, neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filing of any required notices with FINRA or the Principal Securities Market (collectively, the “Required Approvals”).

(e)     Issuance of the Purchased Shares. The issuance of the Purchased Shares has been duly authorized, and the Purchased Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws. The issuance of the Purchased Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Assuming the accuracy of the representations and warranties of Purchaser in this Agreement, the Purchased Shares will be issued in compliance with all applicable federal and state securities laws.

(f)     Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only due to (i) stock grants or other equity awards under the plans described in the SEC Reports and (ii) exercises of stock options and warrants described in the SEC Reports which do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of the Subsidiaries other than those accurately described in the SEC Reports. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the SEC Reports accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(g)     SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since February 1, 2019 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder (excepted as described above), and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)     Financial Statements. The financial statements of the Company and its Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared from the books and records of the Company in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except as may be permitted by the Commission on Form 10-Q, and fairly present in all material respects the financial condition of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(i)     Tax Matters. The Company and each of its Subsidiaries has (i) filed all foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

(j)     Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequently filed SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii)  the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records except as required by GAAP, and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except in connection with net or cashless exercise of stock options.

(k)     Environmental Matters. Except as disclosed in the SEC Reports, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)     Litigation. There is no action pending, or to the Company’s Knowledge threatened, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Purchased Shares, or (ii) if determined adversely to the Company and its Subsidiaries, individually or in the aggregate, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)     Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is threatened with respect to any of the employees of the Company which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)     Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged.

(o)     Certain Fees. Except for any Persons retained by the Company, the fee for whom the Company is solely responsible, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any broker commissions, placement agent fees, financial advisory fees, structuring fees or other similar compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(p)     Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to Purchaser under the Transaction Documents.

(q)     Subsidiaries. The Company owns or controls, directly or indirectly, only the Subsidiaries identified in the SEC Reports; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary is owned by the Company, directly or indirectly, through one or more wholly-owned Subsidiaries, free and clear of any Liens.

(r)     Title to Property. Except as disclosed in the SEC Reports, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, and hold any leased real or personal property under valid and enforceable leases, in each case which are material to the business of the Company and the Subsidiaries taken as a whole and free from any Liens that would reasonably be expected to result in a Material Adverse Effect.

(s)     Intellectual Property. The Company and the Subsidiaries own, or possess the right to use all trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary for the conduct of their respective businesses, except for such as would not have a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other Person to the rights of the Company and the Subsidiaries with respect to the foregoing. Except as described in the SEC Reports, (i) to the Company’s Knowledge, the Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any Intellectual Property Rights or franchise right of any Person and (ii) no claim has been made against the Company alleging the infringement by the Company or any of its licensees or other third parties of any Intellectual Property Rights or franchise right of any Person, except for such as would not have a Material Adverse Effect. Each employee of and consultant to the Company and its Subsidiaries has entered into a confidentiality and invention assignment agreement in favor of the Company or its applicable Subsidiary as a condition of the employment or retention of services of such employee or consultant, except where failure to enter into such an agreement would not have a Material Adverse Effect. Except for matters relating to third parties expressly identified and named in the SEC Reports: (A) to the Company’s Knowledge, there are no rights of third parties to any Intellectual Property Rights owned by or licensed to the Company or any of the Subsidiaries that conflict with the rights of the Company or the Subsidiaries related to such Intellectual Property Rights, except for any such rights that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (B) to the Company’s Knowledge, there is no infringement by third parties of any Intellectual Property Rights owned by or licensed to the Company or the Subsidiaries that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (C) other than in connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the patent applications of the Company or the Subsidiaries, there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or other claim by others challenging the rights of the Company or any of the Subsidiaries in or to, or alleging the violation of any of the terms of, or challenging the validity, enforceability or scope of, any Intellectual Property Rights owned by or licensed to the Company or the Subsidiaries, except for any such claims that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, to the Company’s Knowledge, there are no facts that would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or other claim by others that the Company or any of the Subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates, any patent, trademark, copyright, trade secret or other proprietary rights of others, and to the Company’s Knowledge, there are no facts that would form a reasonable basis for any such claim by others that the Company or any of the Subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates, any Intellectual Property Rights of others, except, in each case in this clause (D), for any such claims that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (E) to the Company’s Knowledge, there is no patent or patent application that contains claims that conflict with any Intellectual Property Rights necessary for the conduct of the businesses of the Company or any of the Subsidiaries as currently or contemplated to be conducted, except for such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (F) to the Company’s Knowledge, none of the Intellectual Property Rights used by the Company or the Subsidiaries in their businesses has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company, any of the Subsidiaries in violation of the rights of any Persons, except for such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(t)     Possession of Licenses and Permits. The Company and the Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Permits”) necessary or material to the conduct of the business now conducted or proposed to be conducted by them, except where failure to possess or to be in compliance, individually or in the aggregate, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any Permit that, if determined adversely to the Company or any of the Subsidiaries, would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u)     Contributions. Neither the Company nor any of the Subsidiaries nor, to the Company’s Knowledge, any employee or agent of the Company or any Subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(v)     Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the audit committee (the “Audit Committee”) of the Company’s board of directors (the “Board”) in accordance with the Exchange Act rules. Since January 1, 2019, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter that, if determined adversely, would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(w)     Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Purchased Shares and the application of the proceeds thereof, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

3.2     Representations and Warranties of Purchaser. Purchaser hereby represents and warrants, as of the date hereof and as of the Closing Date to the Company as follows:

(a)     Organization; Authority. Purchaser, if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of Purchaser. Each of this Agreement and the Investor Rights Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the Investor Rights Agreement and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

(c)     Investment Intent. Purchaser understands that the Purchased Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Purchased Shares as principal for its own account and not with a view to, or for distributing or reselling such Purchased Shares, or any part thereof in violation of the Securities Act or any applicable state securities laws; provided, that, by making the representations herein, other than as set forth herein, Purchaser does not agree to hold any of the Purchased Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Purchased Shares pursuant to an effective registration statement under the Securities Act or an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser is acquiring the Purchased Shares hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Purchased Shares (or any securities that are derivatives thereof) to or through any Person.

(d)     Purchaser Status. Purchaser has accurately and fully completed and delivered to the Company an Investor Questionnaire in the Form of Exhibit A to this Agreement. At the time Purchaser was offered the Purchased Shares it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)     General Solicitation. Purchaser: (i) became aware of the offering of the Purchased Shares, and the Purchased Shares were offered to Purchaser, solely by direct contact between Purchaser and the Company or EGE as the Company’s placement agent, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the Commission); (ii) has entered into no agreements with shareholders of the Company or other subscribers for the purpose of controlling the Company or any of its subsidiaries (except the Investor Rights Agreement and prior similar investor rights agreement); and (iii) has entered into no agreements with shareholders of the Company or other subscribers regarding voting or transferring Purchaser’s interest in the Company.

(f)     Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

(g)     Access to Information. Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Shares and any such questions have been answered to Purchaser’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and any such additional information has been provided to Purchaser’s reasonable satisfaction; and (iv) the opportunity to ask questions of management and any such questions have been answered to Purchaser’s reasonable satisfaction. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Purchased Shares. Purchaser acknowledges that it has read, or has had the opportunity to read, the Company’s periodic reports on file with the Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K, and acknowledges that the Risk Factors disclosed by the Company include uncertainty as to its ability to continue as a going concern. Purchaser acknowledges that the Company’s financial statements have not been adjusted to reflect changes that would be required if the Company were unable to continue as a going concern.

(h)     Brokers and Finders. Except for any Persons retained by the Company whose fees will be the sole responsibility of the Company, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.

(i)     Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to purchase Purchased Shares pursuant to the Transaction Documents, and Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with the purchase of the Purchased Shares constitutes legal, regulatory, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares.

(j)     ERISA. (i) Purchaser is not, and is not acting on behalf of, an ERISA Entity. For the purpose of this paragraph, the term “ERISA Entity” will mean (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA subject to Title I of ERISA, (B) a “plan” within the meaning of Section 4975(e)(1) of the Code and (C) any person whose assets are deemed to be “plan assets” within the meaning of ERISA Section 3(42) and 29 C.F.R. § 2510.3-101 or otherwise under ERISA

(k)     Reliance on Exemptions. Purchaser understands that the Purchased Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Purchased Shares.

(l)     No Governmental Review. Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the investment in the Purchased Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares.

(m)     Residency. Purchaser’s office in which its investment decision with respect to the Purchased Shares was made is located at the address immediately below Purchaser’s name on its signature page hereto.

The Company and Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

Article 4:
OTHER AGREEMENTS OF THE PARTIES

4.1     Transfer Restrictions.

(a)     Compliance with Laws. Notwithstanding any other provision of this Article 4, Purchaser covenants that the Purchased Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Purchased Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of Purchaser, or (iv) pursuant to Rule 144 (provided, that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii), (iii) or (iv) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of “Purchaser” under this Agreement and the Investor Rights Agreement with respect to such transferred securities.

(b)     Legends. Certificates evidencing the Purchased Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

(c)     Certificates evidencing the Purchased Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following any sale of such securities pursuant to Rule 144, (ii) if such securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions or (iii) if such legend is otherwise not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company makes no representation that the Purchased Shares will be eligible for sale under Rule 144 at any time.

4.2     Furnishing of Information. In order to enable Purchaser to sell the Purchased Shares under Rule 144 of the Securities Act, for a period of not less than 12 months following the Closing Date, the Company shall use its commercially reasonable best efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3     Form D and Blue Sky. The Company agrees to file a Form D with respect to the Purchased Shares as required under Regulation D following the Closing Date. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to Purchaser at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

Article 5:
CONDITIONS PRECEDENT TO CLOSING

5.1     Conditions Precedent to the Obligations of Purchaser to Purchase Purchased Shares. The obligation of Purchaser to acquire Purchased Shares at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser:

(a)     Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)     Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)     Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(e)     No Suspensions of Trading in Common Stock; Listing. The Common Stock shall not have been suspended, as of the Closing Date, from being quoted on the OTC Market nor shall suspension by the OTC Market have been threatened, as of the Closing Date.

(f)     Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

5.2     Conditions Precedent to the Obligations of the Company to Sell Purchased Shares. The Company’s obligation to sell and issue the Purchased Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

(a)     Representations and Warranties. The representations and warranties made by Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)     Performance. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

(c)     No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)     Purchaser Deliverables. Purchaser shall have delivered the Purchaser Deliverables in accordance with Section 2.2(b).

Article 6:
MISCELLANEOUS

6.1     Fees and Expenses. The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Shares to Purchaser.

6.2     Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters.

6.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., Pacific time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., Pacific time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Giga-tronics Incorporated 5990 Gleason Drive Dublin CA 94568 Attn: John Regazzi Email: jregazzi@gigatronics.com

With a copy to:	Sheppard Mullin Richter & Hampton, LLP Four Embarcadero Center, 17th Floor San Francisco, California 94111 Attention: David J. Gershon Telephone: (415) 774-3120 Email: dgershon@sheppardmullin.com

If to Purchaser	To the address set forth under Purchaser’s name on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4     Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party.

6.5     Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom Purchaser assigns or transfers any Purchased Shares in compliance with the Transaction Documents and applicable law; provided, that such transferee shall agree in writing to be bound, with respect to the transferred Purchased Shares, by the terms and conditions of this Agreement that apply to the “Purchaser”.

6.7     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on an exclusive basis in the California Courts. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY.

6.9     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement

6.11     Survival. The representations and warranties of the parties contained in this Agreement or any certificate or instrument delivered pursuant hereto shall survive until the expiration of twelve (12) months after the Closing Date.

6.12     Termination. This Agreement may be terminated and the sale and purchase of the Purchased Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., Pacific time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.12 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.12 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Giga-tronics Incorporated

By:
Name: John Regazzi
Title: Chief Executive Officer

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PURCHASER:

Entity:	Individual:
___________________________ By: ________________________ Name: ______________________ Title: _______________________	____________________________ Name: ______________________

Number of Purchased Shares subscribed:	_______________

Aggregate Purchase Price ($3.75 per Purchased Share):	_______________

Address for notices:	Delivery Instructions (if different from address for notices):

__________________________ __________________________ __________________________ __________________________ __________________________ Telephone: _________________	__________________________ __________________________ __________________________ __________________________ __________________________

Tax ID Number:________________________

[Signature Page to Securities Purchase Agreement]